UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2007
Date of Report (Date of earliest event reported)

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2 - 3590 West 41st Avenue, Vancouver, British Columbia, Canada	V6N 3E6
(Address of principal executive offices)	(Zip Code)

(604) 264-8274
Registrant's telephone number, including area code

GeneMax Corp.
Suite 400, 1681 Chestnut Street, Vancouver, British Columbia, Canada, V6J 4M6
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 28, 2007, the Company (as GeneMax Corp.), merged with its wholly-owned subsidiary, TapImmune Inc., pursuant to Articles of Merger that the Company filed with the Nevada Secretary of State on June 21, 2007. The merger was in the form of a parent/subsidiary merger, with the Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger was not required. Upon completion of the merger, the Company's name has been changed to "TapImmune Inc." and the Company's Articles of Incorporation have been amended to reflect this name change.

In connection with this name change to TapImmune Inc., as of the open of business on June 28, 2007, the Company has the following new CUSIP number and trading symbol:

New CUSIP Number:     876033 101

New Trading Symbol:     TPIM

SECTION 7 - REGULATION FD

Item 7.01          Regulation FD Disclosure

On June 28, 2007, the Company issued or will issue a press release announcing its name change to TapImmune Inc. as well as the Company's fulfillment of its financial obligation to the University of British Columbia for the acquisition of the Transporter Associated with Antigen (TAP ) technology platform and patents. A copy of this press release is included as an exhibit to this Current Report.

SECTION 8 - OTHER EVENTS

Item 8.01          Other Events

With an effective date of June 28, 2007 (the "Effective Date") and a distribution date of June 29, 2007, the Board of Directors (the "Board") of the Company unanimously resolved, in accordance with Section 78.207 of the Nevada Revised Statutes: Chapter 78, as amended, to decrease the number of shares of the Company's authorized share capital and correspondingly decrease the number of issued and outstanding common shares, in each case on a one (1) new share for 2.5 old shares basis (the "Decrease in Authorized Share Capital/Reverse Stock Split").

The Decrease in Authorized Share Capital/Reverse Stock Split was implemented taking into account the Company's authorized share capital and number of issued and outstanding shares of common stock as of the Effective Date. As such, the Company's authorized share capital was decreased from 200,000,000 common shares to 80,000,000 common shares and the Company's issued and outstanding common stock was decreased from 57,353,126 common shares to 22,941,250 common shares. The par value of the Company's common shares, which is $0.001 per common share, has not changed.

Shareholders should retain their existing share certificates and not return their share certificates to the Company's transfer agent. Share certificates representing the Reverse Stock Split will be mailed out to registered shareholders as of the Effective Date.

The Company is ascribing no monetary value to Decrease in Authorized Share Capital/Reverse Stock Split. Accordingly, there should be no tax payable by Canadian or U.S. shareholders as a result of the Decrease in Authorized Share Capital/Reverse Stock Split. Shareholders are advised to contact their own tax advisors for further information.

Investors are cautioned that trading in the securities of the Company should be considered highly speculative. No exchange, over-the-counter market or regulatory authority has in any way passed upon the merits of the Decrease in Authorized Share Capital/Reverse Stock Split or has either approved or disapproved the contents of this Current Report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of business acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

99.1     News Release of the Company dated June 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TAPIMMUNE INC.
DATE: June 28, 2007.	By: /s/ Denis Corin ______________________________________ Denis Corin President, Chief Executive Officer and Principal Executive Officer

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